EXHIBIT 10.2

Clearfield, Inc.
2022 Stock Compensation Plan

Non-Qualified Stock Option Agreement

Participant:
Grant Date:
Number Of Option Shares:
Exercise Price Per Share:
Expiration Date:

Exercise Schedule:	Portion of Option Shares Vesting and Date Exercisable

THIS NON-QUALIFIED STOCK OPTION AWARD AGREEMENT (this “Agreement”) is made as of the Grant Date set forth above, by and between Clearfield, Inc., a Minnesota corporation (the “Company”), and the person named above (the “Participant”) setting forth the terms and conditions of an award of Stock Options granted pursuant to the terms of the Clearfield, Inc. 2022 Stock Compensation Plan (the “Plan”).

Capitalized terms used herein and not defined shall have the meaning given such terms in the Plan.

1.                  Grant. The Company hereby grants to Participant the right and option to purchase all or any part of the aggregate number of Shares set forth above as the Option Shares on the terms and conditions set forth in the Plan and this Agreement. This Stock Option is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

2.                  Exercise Price. The purchase price of each Option Share shall be the Exercise Price Per Share set forth above.

3.                  Exercise Schedule. Subject to the provisions of this Agreement, this Stock Option shall vest and become exercisable as to the number of Option Shares on the dates specified in the Exercise Schedule. Except as provided in Sections 6 and 7 of this Agreement, the Stock Option shall not be exercisable until the first anniversary of the Grant Date. The Exercise Schedule shall be cumulative; thus, to the extent this Stock Option has not already been exercised and has not expired, terminated or been cancelled, Participant may at any time, and from time to time, purchase all or any portion of the Option Shares then purchasable under the Exercise Schedule until the expiration of the Stock Option. In the case of fractional shares, the number of Option Shares vesting on any date shall be rounded down to the nearest whole share and the number of Option Shares vesting on the last date shall be correspondingly increased by such fractional remainders.

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4.                  Expiration. This Stock Option shall expire at the earliest of:

(a)               5:00 p.m. Central Time on the Expiration Date specified above;

(b)               following termination of employment of Participant other than for Cause, 5:00 p.m. Central Time on the last day this Stock Option is exercisable as provided in Section 6 of this Agreement; or

(c)               following termination of employment of Participant for Cause, immediately as of the date of the event giving rise to Cause.

In no event may this Stock Option be exercised, in whole or in part, after it has expired, notwithstanding any other provision of this Agreement.

5.                  Procedure to Exercise Stock Option.

(a)               Notice of Exercise. Subject to the other provisions of this Agreement, this Stock Option may be exercised in whole or in part as to the Option Shares vested and exercisable in accordance with the Exercise Schedule at any time until the expiration of this Stock Option by giving written notice of exercise to the Company specifying the number of Option Shares to be purchased in the Company’s Exercise Notice Form.

(b)               Effective Date of Exercise. This Stock Option shall be deemed to be exercised on the date the Company receives both the properly completed and signed Exercise Notice and payment in full of the aggregate Exercise Price Per Share for all Option Shares being purchased. No Shares shall be issued until full payment therefor has been made.

(c)               Tender of Payment. Participant shall provide for payment of the aggregate Exercise Price Per Share for the Option Shares being purchased through one or a combination of the following methods, at the election of Participant:

(1)	Cash (including check, bank draft or money order);

(2)	To the extent permitted by law, through a broker-assisted cashless exercise in which Participant simultaneously exercises the Stock Option and sells all or a portion of the Option Shares thereby acquired pursuant to a brokerage or similar relationship and uses the proceeds from such sale to pay the aggregate Exercise Price Per Share of the Option Shares being purchased;

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(3)	By tender of a full recourse promissory note having such terms as may be approved by the Committee;

(4)	By delivery to the Company (or by attestation to the Company) of unencumbered Shares owned by Participant having an aggregate Fair Market Value on the date of exercise equal to the aggregate Exercise Price Per Share of the Option Shares being purchased; or

(5)	By authorizing the Company to retain from the total number of Option Shares as to which the Stock Option is exercised that number of Option Shares having a Fair Market Value on the date of exercise equal to the aggregate Exercise Price Per Share of the Option Shares being purchased.

(d)               Limitation. Notwithstanding the foregoing, Participant shall not be permitted to pay any portion of the purchase price with Shares or by authorizing the Company to retain Option Shares upon exercise of the Stock Option, if the Committee, in its sole discretion, determines that payment in such manner shall not be permitted.

6.                  Employment Requirement. This Stock Option may be exercised only while Participant remains employed with the Company or a Subsidiary thereof, and only if Participant has been continuously so employed since the Grant Date; provided that:

(a)               This Stock Option may be exercised for ninety (90) days after Participant’s employment by the Company terminates by reason other than death, Disability or for Cause, but only to the extent that it was exercisable immediately prior to the date of termination of employment.

(b)               This Stock Option may be exercised for twelve (12) months after Participant’s employment by the Company terminates because of death or Disability of Participant, but only to the extent that it was exercisable immediately prior to the date of termination of employment.

(c)               This Stock Option shall expire, and all rights to purchase Option Shares hereunder shall terminate, immediately as of the date of the event giving rise termination of employment of Participant for Cause.

Notwithstanding the above, the Stock Option may not be exercised after 5:00 p.m. Central Time on the Expiration Date.

7.                  Acceleration of Vesting. Notwithstanding any other provision of this Agreement, the Stock Option shall become fully exercisable and vested upon (1) a termination of employment by the Company without Cause or by the Participant for Good Reason, within twenty-four (24) months following a Change in Control where the Plan is assumed by the successor corporation or the Company is the surviving entity and the Plan continues, or (2) the occurrence of a Change in Control, if the Plan is not assumed by the successor corporation.

8.                  Limitation on Transfer. During the lifetime of Participant, only Participant or Participant’s guardian or legal representative may exercise the Stock Option. The Stock Option may not be assigned or transferred by Participant otherwise than by will or the laws of descent and distribution.

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9.                  No Shareholder Rights Before Exercise. No person shall have any of the rights of a shareholder of the Company with respect to any Option Shares until such Option Shares are actually issued upon exercise of the Stock Option.

10.              Withholding Taxes. Participant will be responsible for all tax obligations that arise as a result of the grant, vesting, or settlement of this Stock Option. The Company has the right to deduct from any payment made under this Agreement or to require Participant to pay the amount of any federal, state or local taxes of any kind required by law to be withheld with respect to the grant, vesting, payment or settlement of this Stock Option or otherwise under this Agreement, or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. Unless Participant has made arrangements prior to the date of exercise to satisfy such tax withholding amount in cash or by delivery to the Company (or by attestation to the Company) of unencumbered Shares owned by Participant, Participant acknowledges and agrees that such tax withholding amount shall be satisfied by the Company retaining from the number of Option Shares that would otherwise be deliverable to Participant such number of Shares as the Company determines to be sufficient to satisfy such tax withholding obligation. Notwithstanding the foregoing, in no event shall payment of withholding taxes be made by retention of Shares by the Company unless the Company retains only shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld. The Company may also deduct from any award under the Plan payment of any other amounts due by Participant to the Company.

11.              Interpretation of this Agreement. This Stock Option is in all respects subject to and governed by all of the provisions of the Plan. In accordance with the Plan, all decisions of the Board or Committee shall be final and binding upon Participant and the Company. If there is any inconsistency between the provisions of this Agreement and the Plan, the provisions of the Plan shall govern.

12.              Discontinuance of Employment. This Agreement shall not give Participant a right to continued employment with the Company or any parent or Subsidiary of the Company, and the Company or any such parent or Subsidiary employing Participant may terminate Participant’s employment at any time and otherwise deal with Participant without regard to the effect it may have upon Participant under this Agreement.

13.              Binding Effect. This Agreement shall be binding in all respects on the heirs, representatives, successors and assigns of Participant.

14.              Governing Law. This Agreement and any matter relating to the Stock Option or the Option Shares will be construed, administered and governed in all respects under and by the applicable laws of the State of Minnesota, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement, the Plan, this Award of Stock Options or the Option Shares to the substantive law of another jurisdiction.

15.              Tax Consequences. The Participant may incur tax liability as a result of the exercise of the Stock Option and/or the subsequent disposition of Option Shares. THE PARTICIPANT SHOULD CONSULT A TAX ADVISOR BEFORE EXERCISING THE STOCK OPTION OR THE DISPOSITION OF THE OPTION SHARES.

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16.              Representations by Participant. The Participant has read this Agreement and is familiar with its terms and provisions. The Participant has reviewed with personal tax advisors the Federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that he or she (and not the Company) shall be responsible for any tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board (or committee with delegated authority) upon any questions arising under this Agreement.

IN WITNESS WHEREOF, the Company and Participant have executed and delivered this Agreement as of the Grant Date set forth above.

CLEARFIELD, INC.

By:
Its:

PARTICIPANT:

Print Name of Participant

Signature of Participant